UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

Avenue Income Credit Strategies Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECOND REMINDER

PLEASE VOTE NOW!

WE NEED YOUR HELP!

IMPORTANT NOTICE FOR SHAREHOLDERS OF AVENUE INCOME CREDIT STRATEGIES FUND (“ACP”)

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

Dear Fellow Shareholder,

Time is running short and the Special Shareholder Meeting is rapidly approaching. You recently received proxy materials requesting that you consider and approve a new investment advisory agreement with Aberdeen Asset Managers Limited and a new sub-advisory agreement with Aberdeen Asset Management Inc. and elect three new Trustees to serve as the Trustees of ACP at a Special Meeting of Shareholders, which will be held at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, NY, on Thursday, November 16, 2017, at 8:00 a.m. (Eastern Time).  You are receiving this REMINDER notice because you held ACP shares as of the record date and we have not received your vote.  Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Trustees of ACP believes the proposals are in the best interests of shareholders and recommends that you vote “FOR” each of the proposals.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote “FOR” the proposals by using one of the following options:

1. Vote Online - by logging onto the website listed on the enclosed voting instruction form;

2. Vote by Touch-Tone Phone - by calling the toll free number on the voting instruction form and following the instructions; or

3. Vote By Mail - by completing and returning your executed voting instruction form in the postage paid envelope provided.

Remember, your vote is very important and counts.  Voting now will minimize the expenses incurred with further reminder mailings and solicitations calls. Please exercise your shareholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you complete, sign, date and return the enclosed voting instruction form.

If you have any questions about the proposals, please call Georgeson LLC, ACP’s proxy solicitor, toll free at 1-866-857-2624.

Thank you for voting!

Sincerely,

Randolph Takian

President and Chief Executive Officer